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                                                                     Exhibit 3.5

                            CERTIFICATE OF AMENDMENT
                                       TO
                        THE CERTIFICATE OF INCORPORATION
                                       OF
                           THE NATIONAL REGISTRY INC.
                             A Delaware Corporation


The undersigned certify that:

1. They are the President and Secretary, respectively, of The National Registry Inc., a Delaware corporation.

2. ARTICLE FOUR of the Certificate of Incorporation is amended by replacing the reference to "26,000,000" with the reference to "51,000,000" and the reference to "25,000,000" with the reference to "50,000,000."

3. The foregoing Amendment to the Certificate of Incorporation has been duly approved by the Board of Directors.

4. The foregoing Amendment to the Certificate of Incorporation has been duly approved by the required vote of stockholders in accordance with Section 242 of the Delaware General Corporation Law. The total number of outstanding shares of the Corporation as of the record date was 16,771,480. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.


Dated as of May 20, 1999



                                             /s/ Jeffrey P. Anthony
                                            ------------------------
                                            Jeffrey P. Anthony
                                            President




                                             /s/ James W. Shepperd
                                            -----------------------
                                            James W. Shepperd
                                            Secretary